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                                 EXHIBIT 23(b)


                        CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-33123 of Metatec Corporation on Form S-3 of our reports dated February 9, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Metatec Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Columbus, Ohio
May 22, 1996